Exhibit 10.4

EXECUTION ORIGINAL

THIRD MASTER AMENDMENT TO
SECOND AMENDED AND RESTATED REVOLVING
CREDIT AGREEMENT

THIS THIRD MASTER AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”) is entered into on May 20, 2004 by and between CACHÈ, INC., a Florida corporation, (“Borrower”) and FLEET NATIONAL BANK, a national banking association (“Bank”).

RECITALS

WHEREAS, the Borrower and the Bank are parties to a Second Amended and Restated Revolving Credit Agreement dated as of August 26, 1996 (as amended by that certain Master Amendment to Revolving Credit Agreement and Security Agreement dated July 19, 1999, a certain Second Master Amendment to Revolving Credit Agreement and Security Agreement dated November 21, 2002, and as the same may be further amended, (the “Agreement”); and

WHEREAS, the Borrower and the Bank have agreed to further amend the terms of the Agreement as set forth in this Amendment.

Now, therefore, in consideration of Bank’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT

1)              ACKNOWLEDGMENT OF BALANCE. Borrower acknowledges that the most recent statement of account sent to Borrower with respect to the Loans is correct.

2)              MODIFICATIONS. The Agreement be and hereby is modified as follows:

(A)                              The second “Whereas” clause is hereby amended by replacing the reference to “$15,000,000” with “$17,500,000.”

(B)                                Section 1.1(b) of the Agreement is hereby deleted and replaced in its entirety to read as follows:

(b)                                 The total principal amount of all outstanding Loans, together with the face amount of all outstanding Letters of Credit, as hereinafter defined, shall not exceed $17,500,000; provided, however, that for one consecutive thirty-day period during each fiscal year of the Borrower, there shall be no Loans or Letters of Credit outstanding.

(C)                                Section 4.15 of the Agreement is hereby amended by amending and restating subsections (s) and (t) thereof in their entirety to read as follows:

s)                                      The Borrower shall not make capital expenditures in excess of $20,000,000 for the fiscal year ending December 31, 2004.

(t)                                    The Borrower shall not make capital expenditures in excess of $25,000,000 for the fiscal year ending December 31, 2005.

(D)                               The first “Whereas” clause in a certain Security Agreement between the Borrower and the Bank dated August 26, 1996 (the “Security Agreement”) is hereby amended by deleting the reference to “$15,000,000” and substituting in its place “$17,500,000.”

3)              ACKNOWLEDGMENTS. Borrower acknowledges and represent that:

(A)                              the Agreement and the Loan Documents, as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off;

(B)                                after giving effect to this Amendment, no Default or Event of Default under the Agreement or the Loan Documents has occurred,

(C)                                no default by the Lender in the performance of its duties under the Agreement or the Loan Documents has occurred;

((D)                           all representations and warranties contained herein and in the Agreement and the Loan Documents are true and correct as of this date;

(E)                                 Borrower has taken all necessary action to authorize the execution and delivery of this Amendment; and

(F)                                 this Amendment is a modification of an existing obligation and is not a novation.

4)              PRECONDITIONS. As a precondition to the effectiveness of any of the modifications contained herein, the Borrower agrees to:

(A)                              provide the Bank with a resolution, in form and substance acceptable to the Lender, which approves the transaction contemplated hereby;

(B)                                provide the Bank with the $17,500,000 Note; and

(C)                                pay all fees and costs incurred by the Bank in entering into this Amendment and the other documents executed in connection herewith.

5)     MISCELLANEOUS. This Amendment shall be construed in accordance with and governed by the laws of the applicable state as originally provided in the Agreement, without reference to that state’s conflicts of law principles. This Amendment, the Agreement and the Loan Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No modifications of this Amendment, the Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of his Amendment shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Amendment, the Agreement or the Loan Documents. This Amendment and the Loan Documents are intended to be consistent. However, in the event of any inconsistencies among this Amendment, the Agreement, and any of the Loan Documents, the terms of this Amendment, then the Agreement, shall control. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement. Terms used in this Amendment which are capitalized and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement and the Loan Documents.

6)              DEFINITIONS. The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Agreement. The terms used herein and not otherwise defined or modified herein or defined in the Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in New Jersey.

IN WITNESS WHEREOF, the undersigned have signed and sealed this Amendment the day and year first above written.

WITNESS:	CACHÉ, INC.

/s/ Monica Barilles	BY:	/s/ Victor J. Lester
Name: Monica Barilles		Name:	Victor J. Lester
		Title:	Treasurer/Secretary

FLEET NATIONAL BANK

	BY:	/s/ Catherine E. Garrity
		Name:	Catherine E. Garrity
		Title:	Senior Vice President

EXECUTION ORIGINAL

NOTE

$17,500,000.00	May 20, 2004

FOR VALUE RECEIVED, the undersigned, CACHÈ, INC., a Florida corporation (the, “Borrower”), hereby promises to pay to the order of FLEET NATIONAL BANK, (the “Bank”), on November 30, 2005, the lesser of (a) the principal sum of Seventeen Million Five Hundred and 00/100 ($17,500,000.00) Dollars, or (ii) the aggregate unpaid principal amount of all Loans, as such term is defined in the Second Amended and Restated Revolving Credit Agreement, dated August 26, 1996, by and between the Borrower and the Bank (as amended by the Master Amendment to Revolving Credit Agreement and Security Agreement dated July 19, 1999, by the Second Master Amendment to Revolving Credit Agreement and Security Agreement dated November 21, 2002, and further by the Third Master Amendment to the Second Amended and Restated Revolving Credit Agreement dated as of the date hereof and as it may from time to time be further amended, modified or supplemented, referred to as the “Credit Agreement”), then outstanding. The Borrower further promises to pay the Bank interest on the unpaid principal amount hereof from the date hereof until maturity at the rates per annum set forth in or established pursuant to the Credit Agreement and as calculated therein. Interest on this Note for each Prime Rate Loan, LIBOR Loan or COF Loan, as the case may be, shall be payable prior to maturity on the last day of the applicable Interest Period therefor. Interest shall be payable on maturity of this Note, whether at stated maturity, by acceleration or otherwise. In the event that any payment shall not be received by Bank within ten (10) days of the due date, the undersigned shall, to the extent permitted by law, pay Bank a late charge of five percent (5%) of the overdue payment. Any such late charge assessed shall be immediately due and payable. In no event shall any such payments of interest, charges or late fees exceed the maximum amount permitted by law.

Anything herein to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Bank to the extent that the Bank’s receipt thereof would not be permissible under the law or laws applicable to the Bank limiting rates of interest which may be charged or collected by the Bank. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Bank on the earliest interest payment date or dates on which the receipt thereof would be permissible under such laws applicable to the Bank limiting rates of interest which may be charged or collected by the Bank. Such deferred interest shall not bear interest.

Payments of both principal and interest on this Note are to be made at the office of the bank, at 750 Walnut Avenue Cranford, NJ 07016 or such other place as the Bank shall designate to the Borrower in writing, in lawful money of the United States of America in immediately available funds.

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This Note is secured in the manner provided in the Credit Agreement and the Security Documents, is subject to prepayment upon the terms and conditions thereof and is entitled to the benefits thereof.

The Bank is hereby authorized by the Borrower to record on the schedule annexed to this Note (or on a supplemental schedule thereto) the amount of each Loan made by the Bank to the Borrower and the amount of each payment or prepayment of principal of such Loans received by the Bank, it being understood, however, that failure to make any such notation shall not affect the rights of the Bank or the obligations of the Borrower hereunder in respect of this Note.

Upon the occurrence of any Event of Default, as defined in the Credit Agreement, the principal amount of and accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower hereby agrees to pay the costs of collection and reasonable attorneys’ fees and expenses in case default occurs in the payment of this Note.

This Note shall replace and supersede the Note made by the Borrower to the order of the Bank dated November 21, 2002 (the “Prior Note”); provided, however, that the execution and delivery of this Note shall not in any circumstance be deemed to have terminated, extinguished or discharged the Borrower’s indebtedness under such Prior Note, all of which indebtedness shall continue under and be governed by this Note and the documents, instruments and agreements executed pursuant hereto or in connection herewith. This Note is a replacement, consolidation, amendment and restatement of the Prior Note and IS NOT A NOVATION. The Borrower shall also pay and this Note shall also evidence any and all unpaid interest in all Loans made by the Bank to the Borrower pursuant to the Prior Note, and at the interest rate specified therein, for which this Note has been issued as replacement therefor.

All terms used in this Note and not otherwise defined herein shall have the same meanings that such terms have in the Credit Agreement.

THIS NOTE IS BEING DELIVERED IN AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

CACHÉ, INC.

By:	/s/ Victor J. Lester
	Name:	Victor J. Lester
	Title:	Treasurer/Secretary

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